Exhibit 23.2

                        MACKAY CHARTERED ACCOUNTANTS, LLP
                        CHARTERED ACCOUNTANTS LETTERHEAD

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the use in this Registration Statement of GLOBETECH VENTURES CORP. on Form S-8 for my report relating to the financial statements of GLOBETECH VENTURES CORP.. dated. September 30, 2005.


/s/ MacKay L.L.P. Chartered Accountants
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